UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐    Soliciting Material under § 240.14a-12

Cohen & Steers Income Opportunities REIT, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, New York 10036
April 17, 2025
Letter to Our Stockholders
Dear Stockholders:
It is our pleasure to invite you to the Cohen & Steers Income Opportunities REIT, Inc. 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 26, 2025, beginning at 9:00 a.m. New York time.
Our Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting, which will be held via live audio webcast and may be accessed by visiting www.virtualshareholdermeeting.com/CNSREIT2025.
At the Annual Meeting, the company will ask you to:
(1)Elect as directors the five nominees named in the proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
(2)Ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025; and
(3)Consider any other business that is properly presented at the Annual Meeting.
The accompanying materials include the notice of annual meeting, the proxy statement and the 2024 annual report to stockholders, which includes the company’s Annual Report on Form 10-K for the year ended December 31, 2024. The proxy statement describes the business that the company will conduct at the Annual Meeting and provides information about the company.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we ask you to please cast your vote. You can vote your shares by Internet, telephone, mail or online during the Annual Meeting. We encourage you to vote via the Internet or telephone as soon as possible by following the instructions on the enclosed proxy card.
On behalf of the Board of Directors, I appreciate your continuing support.
Sincerely,
Robert H. Steers
Chairperson of the Board of Directors

Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, New York 10036
Notice of 2025 Annual Meeting
of Stockholders
NOTICE OF ANNUAL MEETING
Date:
Thursday,
June 26, 2025
Time:
9:00 a.m.
New York time
Place:
Virtually via live
audio webcast
YOUR VOTE IS
VERY IMPORTANT.

Whether or not you plan to virtually attend the Annual Meeting, the company asks that you please cast your vote. You can vote your shares by Internet, telephone, mail or online during the Annual Meeting. We encourage you to vote via the Internet or telephone as soon as possible by following the instructions on the proxy card.
Dear Stockholders:
Cohen & Steers Income Opportunities REIT, Inc. will hold its 2025 Annual Meeting of Stockholders virtually via live audio webcast on Thursday, June 26, 2025, beginning at 9:00 a.m. New York time. At the Annual Meeting, the company will ask you to:

1	Elect as directors the five nominees named in the proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2	Ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025; and
3	Consider any other business that is properly presented at the Annual Meeting.
The company will make available for review online the proxy statement, the 2024 annual report to stockholders, which includes the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and any amendments to the foregoing that are required to be furnished to stockholders, as further described in the instructions contained in the proxy card. You may also view the proxy materials at www.proxyvote.com.
The Board of Directors of Cohen & Steers Income Opportunities REIT, Inc. has fixed the close of business on April 3, 2025 as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments or postponements thereof.
Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who participate at the Annual Meeting may withdraw their proxies and vote online.
By order of the Board of Directors,
Francis C. Poli
Chief Legal Officer

Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, New York 10036	Table of Contents
Proxy Statement for the 2025 Annual Meeting of Stockholders
These proxy materials are being delivered in connection with the solicitation by the Board of Directors (the “Board”) of Cohen & Steers Income Opportunities REIT, Inc., a Maryland corporation, of proxies to be voted at the company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The terms the “company,” “we,” “our” or “us” refer to Cohen & Steers Income Opportunities REIT, Inc., together with its consolidated subsidiaries, including Cohen & Steers Income Opportunities REIT Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context otherwise requires. The term “Advisor” refers to Cohen & Steers Capital Management, Inc., our advisor. The Advisor is a subsidiary of Cohen & Steers, Inc., a Delaware corporation (the “Sponsor” and, together with its affiliates, “Cohen & Steers”).
You are invited to attend the Annual Meeting on Thursday, June 26, 2025, beginning at 9:00 a.m. New York time. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2025 Annual Meeting, vote your shares electronically and submit your questions during the meeting, which will be held via live audio webcast and may be accessed by visiting www.virtualshareholdermeeting.com/CNSREIT2025. To participate in the meeting, you must have your 16-digit Control Number included in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the 2025 Annual Meeting in person.
We expect the proxy materials to be first mailed on or about April 17, 2025 to each stockholder eligible to vote on April 3, 2025.
General Information About the Annual Meeting and Voting
In this section of the proxy statement, we answer some common questions regarding our 2025 Annual Meeting and the voting of shares at the meeting.
When and where will the Annual Meeting be held?
The Annual Meeting will be a completely virtual meeting, held via live audio webcast, on June 26, 2025 at 9:00 a.m. New York time.
What is this document and why have I received it?
This proxy statement and the enclosed proxy card are being delivered to you, as a stockholder of the company, because the Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information about the items that stockholders will vote on at the Annual Meeting and that stockholders should consider before voting.

Cohen & Steers Income Opportunities REIT, Inc.	1	2025 Proxy Statement

What am I voting on?
There are two proposals scheduled to be considered and voted on at the Annual Meeting:

1	Proposal One: the election as directors of the five nominees named in this proxy statement; and
2	Proposal Two: the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025.
What is the required vote for approval of each proposal?
•Proposal One: Election of the five director nominees. The affirmative vote of a majority of the shares entitled to vote that are present online or by proxy at the Annual Meeting is required for the election of each nominee for director. Abstentions and broker non-votes will have the effect of a vote against the nominees.
•Proposal Two: Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025. A majority of the votes cast at the Annual Meeting online or by proxy is required to approve the auditor ratification proposal. Abstentions and broker non-votes will not affect the outcome of this proposal. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions if your broker has discretionary power to vote your shares. Proposal 2 is advisory in nature and is non-binding.
How does the Board recommend that I vote?
The Board recommends that you vote your shares:
“FOR” each of the five director nominees named in this proxy statement; and
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025.
Who can vote?
Holders of record of our shares of common stock, par value $0.01 (“Common Stock”), at the close of business on April 3, 2025 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were a total of 16,633,649 shares of Common Stock issued and outstanding, consisting of 16,453,261 Class P shares, 81,044 Class I shares and 99,343 Class F-I shares, rounding due to fractional shares. No Class T shares, Class S shares, Class D shares, Class F-T shares, Class F-S shares or Class F-D shares were outstanding. Stockholders are entitled to one vote for each share held as of the Record Date.

Cohen & Steers Income Opportunities REIT, Inc.	2	2025 Proxy Statement

How do I vote if I am a registered stockholder?
If you are a registered stockholder, meaning that your shares are registered on the company’s records in your name and not in the name of your broker or nominee, you may authorize a proxy to vote your shares in any of the following ways described below:

Via the Internet
By going to www.proxyvote.com 24 hours a day, seven days a week. Please have your proxy card in-hand when accessing the website, as it contains the 16-digit control number required to record your voting instructions via the internet.
By telephone By calling 1-800-690-6903, the number listed on the proxy card. You will need the 16-digit Control Number included in the proxy card to vote by telephone.	By mail By marking, signing, dating and returning the enclosed proxy card using the pre-addressed, postage-paid envelope that is provided.

If you authorize a proxy by telephone or internet, you do not need to mail your proxy card. If you elect to participate in the Annual Meeting via live webcast, as described under “Where and when will the Annual Meeting be held?,” you can vote online during the Annual Meeting prior to the polls closing, and any previous votes you submitted will be superseded.
We encourage you to vote via the Internet or telephone as soon as possible by following the instructions on the enclosed proxy card. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. All proxies that have been properly signed and returned and not revoked will be voted in accordance with the instructions provided.
If your shares are held indirectly through an account with a bank, broker or other nominee, you will receive from your bank, broker or other nominee an instruction card and information about how to give voting instructions to them.
How do I vote if I hold my shares in a custodial account?
If your shares are held in a custodial account by your bank, broker or other nominee and they have discretionary power to vote your shares, only your bank, broker or other nominee can vote your shares of the company’s common stock at the Annual Meeting. Unless such bank, broker or other nominee has discretionary voting power for a proposal, your vote cannot be cast unless you provide instructions to your bank, broker or other nominee on how to vote or you obtain a legal proxy from your bank, broker or other nominee, submit it in advance to Broadridge and vote at the Annual Meeting. You should follow the instructions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares of the company’s common stock.
What is a broker non-vote?
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power for a proposal and has not received instructions from the beneficial owner but has submitted a proxy with respect to a discretionary matter.

Cohen & Steers Income Opportunities REIT, Inc.	3	2025 Proxy Statement

How can I authorize a proxy to vote over the Internet or by telephone?
To authorize a proxy to vote electronically via the Internet, go to www.proxyvote.com and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a 16-digit control number required to record your voting instructions via the Internet.
If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-800-690-6903 and following the recorded instructions. You will need the 16-digit control number included on your proxy card in order to record your voting instructions by telephone.
You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., New York time, on June 25, 2025, the day before the Annual Meeting.
What if I return my proxy but do not mark it to show how I am voting?
If you sign and return your proxy but do not provide voting instructions, the shares represented by such proxy will be voted to elect all five director nominees and to approve the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025.
What if other matters come up at the Annual Meeting?
As of the date of this proxy statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Can I change my vote or revoke my proxy after I authorize my proxy?
Yes. At any time before the vote on a proposal, you can change your vote by taking any of the following actions:
•executing or authorizing, dating and delivering to us a new proxy with a later date that is received prior to 11:59 p.m., New York time, on June 25, 2025;
•authorizing a proxy again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., New York time, on June 25, 2025;
•sending a written statement revoking your proxy card to the company’s Corporate Secretary, provided such statement is received no later than 11:59 p.m., New York time, on June 25, 2025; or
•virtually attending the Annual Meeting and voting your shares online during the Annual Meeting before voting is declared closed.
Your participation at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. If your proxy is not properly revoked, we will vote your shares as indicated in your most recent valid proxy.
Proxy revocation notices should be sent to Cohen & Steers Income Opportunities REIT, Inc., 1166 Avenue of the Americas, New York, New York 10036, Attention: Corporate Secretary. New proxy cards should be sent to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

Cohen & Steers Income Opportunities REIT, Inc.	4	2025 Proxy Statement

How do I attend and vote my shares at the Annual Meeting?
The virtual meeting format for the Annual Meeting will enable full and equal participation by attending stockholders from any place in the world at little to no cost. You will be able to attend the 2025 Annual Meeting live via the Internet, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CNSREIT2025. To participate in the meeting, you must have your 16-digit Control Number included in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the 2025 Annual Meeting in person.
Even if you plan to virtually attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. We keep all proxies, ballots and voting tabulations confidential. However, we permit Broadridge Financial Solutions (“Broadridge”) to examine these documents. We have instructed Broadridge to forward us any written comments included in a proxy card.
Will I be able to ask questions during the Annual Meeting?
You will be able to submit questions during the meeting. To submit a question during the meeting, select the “Q&A” button on the bottom right side of the virtual meeting platform interface and then type your question into the “Submit a Question” field and click “Submit.” If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.
Will I be able to participate in the virtual Annual Meeting on a similar basis I would be able to participate in an in-person Annual Meeting?
Yes. We designed the format of the virtual meeting to ensure that our stockholders who attend will be afforded similar rights, advantages and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience:
•providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
What constitutes a quorum?
We will convene the Annual Meeting if the required quorum is met. The presence or representation by proxy at the Annual Meeting of the holders of at least 50% of all the votes entitled to be cast on any matter will constitute a quorum. Under our Second Amended and Restated Bylaws (the “Bylaws”), if a quorum is not present at the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than announcement at the Annual Meeting. If you sign and return your proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

Cohen & Steers Income Opportunities REIT, Inc.	5	2025 Proxy Statement

Who will count the votes?
Broadridge will count the votes and will serve as the company’s inspector of election and independent tabulating agent.
Where can I find the voting results of the Annual Meeting?
We intend to disclose the final voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.
How can I get additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?
You may obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation by calling Broadridge toll-free at 1-800-579-1639.
Where can I get more information about Cohen & Steers Income Opportunities REIT, Inc.?
In connection with this solicitation, we have provided you with our Annual Report on Form 10-K that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents on the SEC’s website at www.sec.gov. You can also find more information on our website at www.cnsreit.com.
How is this solicitation being made?
This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. Upon request, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock. We have hired Broadridge to assist us in the distribution of our proxy materials.
Will my vote make a difference?
Yes, your vote is VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

Cohen & Steers Income Opportunities REIT, Inc.	6	2025 Proxy Statement

Proposal One
Election of Directors
There are currently five members of the Board. The Board, acting upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), has nominated the five individuals listed below for election as directors to hold office until the next annual meeting of stockholders and the election and qualification of their successors. All such nominees are currently directors of the company.
The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the five director nominees. All nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee is unavailable or unable to serve, the shares represented by all valid proxies will be voted by the person(s) acting under said proxy in accordance with the recommendation of the Board.
Nominee Information
When considering director nominees, the Board and the Nominating Committee consider each nominee’s experience, qualifications, attributes and skills.
•With respect to Mr. Steers, the Board considered his knowledge and many years of experience with Cohen & Steers, including his co-founding of Cohen & Steers and service in senior leadership and directorship positions.
•With respect to Mr. Harvey, the Board considered his extensive investment experience and many years leading Cohen & Steers in senior positions, including as its Chief Executive Officer.
•With respect to Ms. Roffman, the Board considered her significant experience in real estate investments and corporate governance and as an advisor to public and private companies.
•With respect to Mr. Thiel, the Board considered his significant experience in the investment management industry, leadership experience and extensive asset, investment and distribution management expertise.
•With respect to Mr. Walter, the Board considered his extensive real estate, investment and finance experience and his experience in senior leadership and directorship positions with public companies.
Set forth below are the names of each director nominee, their ages and positions with the company, the years they became directors and their biographical information.

Name	Age	Position

Robert H. Steers	72	Chairperson of the Board
Joseph M. Harvey	61	Director
Dana Roffman	58	Director
John W. Thiel	64	Director
W. Edward Walter	69	Director

Cohen & Steers Income Opportunities REIT, Inc.	7	2025 Proxy Statement

Robert H. Steers Age: 72 Director Since: 2022
Robert H. Steers, a director since 2022 and our Chairperson, also serves as Executive Chairman and a director of Cohen & Steers, Inc. and Executive Chairman of the Advisor. Mr. Steers served as Cohen & Steers’ Co-Chief Executive Officer and Co-Chairman until 2014 and then served as its Chief Executive Officer until 2022. Prior to co-founding Cohen & Steers in 1986 with Martin Cohen, Mr. Steers was a Senior Vice President and the Chief Investment Officer of National Securities and Research Corporation from 1982 to 1986, where, in 1985, he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a Vice President at Citibank, serving as an Analyst and Portfolio Manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers is Chairman of the Executive Committee of the Steers Center for Global Real Estate and is a member of the Endowment Investment Committee of Georgetown University. Mr. Steers previously served as a Vice President of Cohen & Steers Securities, LLC until 2022 and as director and chairman of each of the company’s U.S. registered open-end and closed-end funds until 2021.
Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University.

Joseph M. Harvey Age: 61 Director Since: 2022
Joseph M. Harvey, a director since 2022, is Chief Executive Officer and a director of Cohen & Steers, Inc. and the Advisor. Joining Cohen & Steers in 1992 as a REIT analyst, Mr. Harvey subsequently served as a portfolio manager from 1998 to 2016, Chief Investment Officer from 2003 to 2019, President from 2003 to 2024 and Acting Chief Executive Officer from February to June 2021. He has served as Cohen & Steers’ Chief Executive Officer since 2022. Prior to that, Mr. Harvey was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate, oil and gas and related securities for the firm’s research and consulting activities. Mr. Harvey also serves as a director and chairman of each of Cohen & Steers’ U.S. registered open-end funds, closed-end funds and exchange traded funds.
Mr. Harvey holds a BSE from Princeton University.

Cohen & Steers Income Opportunities REIT, Inc.	8	2025 Proxy Statement

Dana Roffman Age: 58 Director Since: 2022
Dana Roffman, a director since 2022, was previously a Managing Director at Angelo Gordon, a privately held alternative investment firm, where she served as a manager and leader of investment teams across all major U.S. markets from 1994 until her retirement in 2019. She was a founding member of the firm’s Real Estate Private Equity Group, a partner in the firm since 2001, and an Investment Committee member for the firm’s U.S. Opportunistic, Core Plus and Value Real Estate Funds since 1999. She was previously employed at Arthur Anderson LLP from 1990 to 1992, where she served in real estate appraisal, portfolio valuation and advisory roles. Ms. Roffman currently serves on the boards of directors of Savills plc, a global real estate services provider listed on the London Stock Exchange, where she is a member of the remuneration committee and nominations and governance committee, as well as several privately held and educational organizations, including the Advisory Board of the NYU Stern Chen Institute for Global Real Estate Finance and Covercy, an investor management and banking platform for commercial real estate investment firms, and previously served on the board of directors of SILVERspac Inc., a special purpose acquisition company, from 2021 until 2023.
Ms. Roffman has a BA degree from Duke University and an MBA degree from NYU Stern School of Business.

John Thiel Age: 64 Director Since: 2022
John Thiel, a director since 2022, is the Executive Chairman of Indivisible Partners, a privately owned independent advisory firm, a role he has held since the company’s founding in 2024, and a Senior Advisor with MyNextSeason, an executive coaching firm, a role he has held since 2018. He was employed at Bank of America Merrill Lynch from 1989 to 2018 where he served in several executive positions, including Vice Chairman of Global Wealth and Investment Management of Bank of America Merrill Lynch from 2017 to 2018, Head of Merrill Lynch Wealth Management from 2011 to 2016 and as Head of Private Banking and Investment at Merrill Lynch from 2005 to 2011. Mr. Thiel also serves on the boards of directors of Franklin Resources, Inc., where he is a member of the audit committee and the compensation committee, Decker Communications, a private company, as well as several non-profit and philanthropic organizations. Mr. Thiel is a member of the Financial Industry Regulatory Authority (“FINRA”) Investment Committee and previously served as a member of FINRA’s Board of Governors, where he was a member of the audit committee.
Mr. Thiel is a trustee of Florida State University, from which he also has a BS degree, and is a former certified public accountant.

Cohen & Steers Income Opportunities REIT, Inc.	9	2025 Proxy Statement

W. Edward Walter Age: 69 Director Since: 2022
W. Edward Walter, a director since 2022, currently serves as a Senior Advisor to Energy Impact Partners, a venture capital firm that invests in the energy transition. He previously served as Global Chief Executive Officer of the Urban Land Institute from 2018 until October 2022. From 2015 to 2018, he was the Robert and Lauren Steers Chair in Real Estate at the Steers Center for Global Real Estate at Georgetown University’s McDonough School of Business, where he continues to serve on the Steers Center Executive Committee. He was President and Chief Executive Officer of Host Hotels and Resorts, Inc. (“Host”), a publicly traded premier lodging real estate company, from 2007 to 2016. Before assuming that role, he held several other senior positions at Host beginning in 1996, including four years as Executive Vice President and Chief Financial Officer and two years as Chief Operating Officer. Mr. Walter also serves on the boards of directors of Ameriprise Financial, Inc., where he is a member of the audit and risk committee and compensation committee, Claros Mortgage Trust, Inc., where he serves as the Lead Director and as a member of the audit committee, as well as Measurabl, Inc. and Placemakr, Inc., both privately held companies, and several non-profit and educational institutions. He previously served on the board of directors of AvalonBay Communities, Inc. from 2008 to 2024 and also served as Chairman of the National Association of Real Estate Investment Trusts from 2012 to 2013.
Mr. Walter has a BA degree from Colgate University and a JD degree from Georgetown University Law Center.

VOTE

The Board recommends a vote “FOR” each of the five director nominees.

Cohen & Steers Income Opportunities REIT, Inc.	10	2025 Proxy Statement

The Board of Directors and Committees
We are externally managed by the Advisor, a subsidiary of Cohen & Steers, Inc., our Sponsor. Pursuant to the Amended and Restated Advisory Agreement among us, the Operating Partnership and the Advisor (the “Advisory Agreement”), the Advisor is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board.
Our Board oversees our business and affairs. Our Board conducts business through regular meetings of the Board and its three standing committees: the Audit Committee, the Affiliate Transaction Committee and the Nominating Committee. The written charters for each of these committees are available on our website, www.cnsreit.com. The Board has five members and is currently composed of Messrs. Steers (chairperson), Harvey, Thiel and Walter and Ms. Roffman. In January 2024, the stockholders of the company acted by unanimous written consent, in lieu of an annual meeting, to re-elect each of the company’s current directors to the Board. All nominees for election to our Board at the Annual Meeting are standing for re-election.
Director Independence
Each of our Second Articles of Amendment and Restatement (our “Charter”) and Corporate Governance Guidelines require that a majority of the members of our Board be “independent” directors in accordance with applicable rules of the SEC, the listing standards of the New York Stock Exchange (“NYSE”) and the provisions of our Charter. Further, our Corporate Governance Guidelines and committee charters require that all members of each of the Audit Committee, Affiliate Transaction Committee and Nominating Committee be independent. Although the Company’s shares are not listed on the NYSE, the Company considers such listing standards as a model of good governance practices.
Our Board determines each director’s independence on an annual basis and at such other times as may be necessary or advisable based on applicable regulatory requirements and the requirements of our Corporate Governance Guidelines. At its meeting on March 13, 2025, our Board affirmatively determined that Messrs. Thiel and Walter and Ms. Roffman are “independent” under all applicable standards for independence, including with respect to their service on the Audit Committee, Affiliate Transaction Committee and Nominating Committee. The Board determined that Messrs. Steers and Harvey are not independent. None of the directors participated in the determination of their own independence.
Consistent with the North American Securities Administrators Association Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, our Charter defines an independent director as a director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor, subject to any permitted grace period. Pursuant to our Charter, a director is deemed to be associated with the Sponsor or the Advisor by virtue of: (i) ownership of an interest in the Sponsor, the Advisor or any of their affiliates, other than an interest in the company; (ii) employment by the Sponsor, Advisor or any of their affiliates; (iii) service as an officer or director of the Sponsor, the Advisor or any of their affiliates; (iv) performance of services for us other than as a director; (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor; or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates. A business or professional relationship described in (vi) above is considered “material” if the aggregate gross income derived by the director from the Sponsor, the Advisor and their affiliates exceeds 5% of either the director’s annual gross income, derived from all sources, during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with us, the Sponsor, the Advisor or any of their respective affiliates.

Cohen & Steers Income Opportunities REIT, Inc.	11	2025 Proxy Statement

Board Composition and Nominating Process
The Board, with the assistance of the Nominating Committee, considers and evaluates the background and qualifications of each director candidate in light of our Corporate Governance Guidelines and our Charter and, with respect to any nominees selected for appointment by our Advisor, the additional criteria established by the Advisor in selecting such persons for nomination discussed below. Our Corporate Governance Guidelines contain director selection criteria that apply to director nominees, and the Nominating Committee ensures that each director nominee satisfies those criteria at a minimum. Our Corporate Governance Guidelines require that a candidate must, at a minimum, possess strength of character and demonstrate mature judgment, independence of thought and an ability to work collegially, and represent a diversity of experience, skills and background.
Prior to nominating a new director candidate, the Nominating Committee considers the overall experience of the existing Board members and considers and evaluates the background and qualifications of each director candidate and the extent to which such background and qualifications may benefit the company based on the size and composition of the Board at the time. Based on that evaluation, the Nominating Committee will nominate individuals who it believes will strengthen the Board’s ability to serve the company’s stockholders as a result of their experience and expertise and who satisfy the requirements set forth in our Corporate Governance Guidelines and our Charter. The Nominating Committee takes into account all factors it considers appropriate, including career experience, technical skills, industry knowledge, familiarity with the company’s business, financial expertise, gender, race, ethnicity and the extent to which a candidate would fill a present need on the Board.
The Board believes that diversity is an important component of a board of directors, including diversity of skills, experience and background. The Board selects candidates on the basis of qualifications and experience without discriminating on the basis of race, color, national origin, gender, sex, sexual preference or religion.
When vacancies on the Board exist or are expected, or a need for a particular expertise has been identified, the Nominating Committee may consider recommendations for director candidates from current directors and management or engage a search firm to assist in identifying director candidates. Only independent directors may nominate replacements for vacancies in the independent directors’ positions.
The Nominating Committee will also consider properly submitted stockholder recommendations for director candidates under the same procedure used for considering director candidates recommended by current directors and management. Stockholder recommendations for director candidates should be submitted in accordance with the procedural requirements for such nomination provided in Article II, Section 11(a) of our Bylaws.
Additional Considerations for Director Candidates
In addition, our Charter requires that a director have at least three years of relevant experience demonstrating the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. Our Charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience.
For so long as the Advisory Agreement is in effect, the Advisor has the right to designate for nomination, subject to the approval of such nomination by our Board, the largest number of affiliated directors that still constitutes less than one half of the directors on the Board to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders. Our Board must also consult with the Advisor in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director, until a successor is duly elected and qualified.

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Messrs. Steers and Harvey were designated for nomination by the Advisor, subject to approval by our Board. In designating the Advisor nominees and in approving the Advisor nominees, the Advisor and the Board considered, respectively, with regard to each individual:
•their experience investing and in the real estate industry, including, with respect to Mr. Steers, his co-founding of Cohen & Steers as one of the first investment advisors dedicated to real estate securities;
•their extensive tenure and service in senior leadership and directorship positions at the Advisor and Sponsor and deep institutional knowledge of Cohen & Steers’ business and operations;
•their access to Cohen & Steers’ global resources, including client and industry relationships and connections; and
•the alignment of their interests with those of the company and its stockholders by virtue of their interests in Cohen & Steers as a whole.
The Audit Committee
The Audit Committee is currently composed of Messrs. Walter (chairperson) and Thiel and Ms. Roffman, each of whom is independent under the NYSE listing standards, our Charter and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to boards of directors in general and audit committees in particular. Messrs. Walter and Thiel and Ms. Roffman are each qualified as an “audit committee financial expert” as that term is defined by SEC rules.
The Audit Committee assists the Board in overseeing:
•our accounting and financial reporting processes;
•the integrity and audits of our financial statements;
•our compliance with legal and regulatory requirements;
•the qualifications and independence of our independent auditors; and
•the performance of our internal and independent auditors.
The Audit Committee is also responsible for reviewing certain matters that require the approval of the independent directors in accordance with our Charter.
In addition, the Audit Committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The Audit Committee also approves the audit and non-audit services provided by the independent registered public accounting firm and the fees we pay for these services.
The Audit Committee has adopted procedures for the handling of reports pertaining to accounting, internal control and auditing matters. The Audit Committee oversees the receipt, retention and treatment of any reports and complaints received or submitted pursuant to the foregoing procedures and of any reports and complaints subject to Section 21F of the Exchange Act.

Cohen & Steers Income Opportunities REIT, Inc.	13	2025 Proxy Statement

The Nominating and Corporate Governance Committee
The Nominating Committee is currently composed of Messrs. Thiel (chairperson) and Walter and Ms. Roffman, each of whom is independent under the NYSE listing standards and our Charter.
The Nominating Committee is responsible for:
•assisting the Board in identifying qualified director candidates, and recommending to the Board the director nominees to be elected at annual meetings of stockholders or to fill vacancies on the Board;
•recommending to the Board nominees for each committee of the Board;
•recommending to the Board corporate governance guidelines applicable to the company;
•overseeing an annual self-evaluation for the Board and its committees; and
•establishing and reviewing policies and procedures pertaining to transactions in the company’s securities by its directors, officers and employees.
The Affiliate Transaction Committee
The Affiliate Transaction Committee is currently composed of Ms. Roffman (chairperson) and Messrs. Thiel and Walter, each of whom is independent under the NYSE listing standards and our Charter. The primary purpose of the Affiliate Transaction Committee is to review transactions between us and the Advisor or its affiliates or with other related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders.
The Affiliate Transaction Committee is responsible for reviewing and approving the terms of transactions that may arise under the company’s Related Party Transaction Policy and those that arise between the company and/or its subsidiaries, on the one hand, and any of (i) the Sponsor and/or its affiliates, including the Advisor, (ii) any director or officer of the company or (iii) an Affiliate (as such term is defined in our Charter) of any of the foregoing.
Generally, we may enter into transactions with the Advisor, our directors and their respective affiliates only if a majority of our Board and a majority of the Affiliate Transaction Committee, which is composed of all of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us. The Affiliate Transaction Committee is also responsible for reviewing the Advisor’s performance, the fees and expenses paid by us to the Advisor and its affiliates and certain matters that require the approval of the independent directors in accordance with our Charter.
Meetings
The Board met four times in 2024 and the committees of the Board held the following number of meetings: Audit Committee – four meetings; Affiliate Transaction Committee – two meetings; and Nominating Committee – two meetings. During 2024, each director attended at least 75% of the meetings of the Board and each committee on which such director served during the period for which he or she served.
The Board believes that it is important for stockholders to have the opportunity to interact with and have access to the directors. Therefore, the Board generally schedules a board meeting in conjunction with our annual meeting of stockholders and encourages directors to attend the annual meeting of stockholders.

Cohen & Steers Income Opportunities REIT, Inc.	14	2025 Proxy Statement

Executive Sessions
Our non-management directors regularly hold executive sessions at which management is not present. Executive session serves as a forum for the evaluation of the performance of the Chief Executive Officer and the review of management’s succession planning. Our Corporate Governance Guidelines provide that the non-management directors of the Board are expected to meet in executive session at least once a year and will have an opportunity to meet in executive session at each regular meeting of the Board with no member of management, including the Chief Executive Officer, present.
If any non-management directors are not independent as set forth above, the non-management directors who are independent shall hold at least one executive session per year excluding any non-independent directors. Executive sessions of the independent directors are chaired by one of the independent directors on a rotational basis.
Board Leadership Structure
The Board has structured itself in a manner that it believes allows it to perform its oversight effectively. A majority of our directors are independent. We separate the roles of chairperson of the board of directors and chief executive officer. We believe this leadership structure is appropriate for the company and is in the best interests of its stockholders because the chairman of our Board is responsible for our strategic direction and oversight and our Chief Executive Officer is responsible for the execution of our strategic initiatives and business plan.
Due to the size of the Board and its majority independent composition, including the strong leadership and contributions of the company’s independent directors, the Board and the Nominating Committee do not believe that there is currently a need for a lead independent director. The independent directors meet separately from the personnel of the Advisor on at least an annual basis and are very active in the oversight of the company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of the Advisor and the selection and evaluation of director nominees.
Role of the Board in Risk Oversight
Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the oversight of our Board. The Advisor is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall operation and for the direction and oversight of our risk management.
Members of the Board are kept informed of our business and any significant risks affecting the company through participation in meetings of the Board and its committees and discussions with management of the Advisor and its executive officers, including reviewing analyses, reports and other materials provided to them. The Board is regularly informed about significant risks affecting the company and assesses the appropriateness of management’s responses to such risks. In connection with its risk oversight function, the Board considers feedback from the Advisor concerning the risks related to our business, operations and strategies.

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Each committee of the Board has responsibility for evaluating and providing oversight of certain risks.
•The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. With respect to cybersecurity risk oversight, the Board and the Audit Committee receive periodic reports or updates from management on the primary cybersecurity risks facing the company and our Advisor and the measures we and our Advisor are taking to mitigate such risks, as well as updates as to changes to our and the Advisor’s cybersecurity risk profile or certain newly identified risks.
•The Affiliate Transaction Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with potential conflicts of interest involving our Advisor and its affiliates and other related parties.
•The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from Board organization, membership and structure, as well as executive succession planning and corporate governance.
Corporate Governance
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•our Board is not classified;
•each director is subject to re-election annually;
•our Bylaws provide for a majority vote standard in the election of directors;
•each committee of the Board is composed entirely of independent directors;
•pursuant to our Corporate Governance Guidelines, only independent directors may nominate replacements for vacancies in the independent directors’ positions;
•our non-management directors meet regularly in executive session at which management is not present;
•if any non-management directors are not independent, our independent directors meet at least once a year in executive session without the presence of management or our non-independent directors; and
•we regularly monitor corporate governance best practices.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to advance the functioning of our Board and its committees and to set forth our Board’s expectations as to how our directors should perform their respective functions. Our Corporate Governance Guidelines are available on the company’s website at www.cnsreit.com under “Investor Relations–Corporate Governance.”
Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Advisor who directly provide services to us and which addresses: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality of information; (iv) fair dealing; (v) protection and proper use of company assets; (vi) compliance with applicable laws, rules and regulations; and (vii) reporting illegal or unethical behavior. We have also adopted a Code of Ethics for Senior Financial Officers that that applies to our principal executive officer, principal financial officer,

Cohen & Steers Income Opportunities REIT, Inc.	16	2025 Proxy Statement

principal accounting officer or controller, or persons performing similar functions and is designed to promote honest and ethical conduct and compliance with applicable laws, particularly as it relates to the maintenance of the company’s financial books and records and the preparation of its financial statements.
The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on the company’s website at www.cnsreit.com under “Investor Relations–Corporate Governance.” Stockholders may also request a copy of the Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers by writing to Cohen & Steers Income Opportunities REIT, Inc. at 1166 Avenue of the Americas, New York, New York 10036, Attention: Corporate Secretary. As required by applicable SEC rules, the company will promptly disclose any substantive changes in, or waivers of, the Code of Ethics for Senior Financial Officers and any waiver of the Code of Business Conduct and Ethics granted to its directors and executive officers on the company’s website at www.cnsreit.com under “Investor Relations–Corporate Governance.”
Insider Trading Policy
The company has adopted Policies and Procedures for Transacting in Securities of Cohen & Steers Income Opportunities REIT, Inc. (the “Insider Trading Policy”). The Insider Trading Policy governs the purchase, sale and other dispositions of the company’s securities by the company and its directors, officers and employees, is designed to promote compliance with insider trading laws, rules and regulations and includes procedures designed to further the foregoing purpose. The Nominating Committee is responsible for the review and approval of the Insider Trading Policy.
Annual Board Self-Evaluation
Our Board and each committee conducts an annual self-assessment to evaluate the performance of the Board and each committee and to determine whether such body is functioning effectively.
Communications with the Board
Stockholders and other interested parties may contact the Board, any committee of the Board or any individual director or group of directors, including the independent directors, by mail. Correspondence can be sent c/o Cohen & Steers Income Opportunities REIT, Inc., 1166 Avenue of the Americas, New York, New York 10036, Attention: Corporate Secretary.
Our Corporate Secretary or a designee will open all correspondence addressed to the Board, any committee of the Board or any director or group of directors to ensure correspondence is appropriately directed. All correspondence that is not an advertisement, promotion of a product or service or patently offensive will promptly be sent to the addressee. If a complaint or concern involves accounting, internal accounting controls or auditing matters, the correspondence will be directed to the chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Cohen & Steers Income Opportunities REIT, Inc.	17	2025 Proxy Statement

Executive Officers
The following individuals are currently executive officers of the company:

Name	Age	Position

James S. Corl	58	Chief Executive Officer and Chief Investment Officer
Anthony M. Corriggio	57	President and Chief Operating Officer
Arjun Mahalingam	40	Chief Financial Officer and Treasurer
Francis C. Poli	62	Chief Legal Officer
James S. Corl has served as our Chief Executive Officer and Chief Investment Officer since December 2022. He also serves as Executive Vice President and Head of the Private Real Estate Group of the Advisor. Mr. Corl rejoined Cohen & Steers in 2020, having previously been with Cohen & Steers for 11 years, serving as Chief Investment Officer—Real Estate from 2004 to 2008. More recently, he was Head of Real Estate at Siguler Guff & Company, where he led a real estate investment group focused on private markets for 11 years from 2009 to 2020. Mr. Corl was a director of Equity Commonwealth, a Chicago-based REIT that owns and operates office buildings nationally, from May 2014 to November 2020. Earlier in his career, Mr. Corl held real estate investment roles at Heitman Capital Management and Credit Suisse First Boston. He has an MBA from the University of Pennsylvania and a BA from Stanford University.
Anthony M. Corriggio has served as our President and Chief Operating Officer since December 2022. He also serves as Senior Vice President and a Portfolio Manager within the Advisor’s Private Real Estate Group. Prior to joining Cohen & Steers in 2022, Mr. Corriggio was a Managing Director at Siguler Guff, serving as a senior member of the company’s distressed real estate investment team. Previously, he was a Senior Analyst at Coeus Capital Management LLC, a long/short equity hedge fund, and Chief Financial Officer of The St. Joe Company, a multi-billion-dollar publicly traded residential and commercial land developer. He was also with Morgan Stanley, first as an investment banking officer and then as an acquisitions officer for the Morgan Stanley Real Estate Fund. Mr. Corriggio served as a Captain in the U.S. Air Force, Civil Engineering Squadron. He has an MBA and two BS degrees from the University of Pennsylvania.
Arjun Mahalingam has served as our Chief Financial Officer and Treasurer since December 2022. He also serves as Senior Vice President, Chief Financial Officer of Private Real Estate of the Advisor. Prior to joining Cohen & Steers in 2022, Mr. Mahalingam served in various roles at W.P. Carey Inc., a large publicly traded REIT, from November 2013 to November 2022, including as Chief Accounting Officer from September 2016 to November 2022. In this role, he was responsible for the accounting, financial reporting and internal controls of the company. He also concurrently served as the Chief Accounting Officer of Corporate Property Associates 18 – Global Incorporated, a publicly owned non-traded REIT managed by a subsidiary of W.P. Carey Inc., from July 2019 through its merger with W.P. Carey Inc. in August 2022. Prior to joining W.P. Carey Inc., Mr. Mahalingam worked from 2005 to 2013 in the assurance practice at Ernst & Young LLP. He graduated with a B.B.A. in Finance from the University of Massachusetts – Amherst and holds a M.S. in Accounting from the University of Virginia. Mr. Mahalingam is a Certified Public Accountant and a CFA charterholder.

Cohen & Steers Income Opportunities REIT, Inc.	18	2025 Proxy Statement

Francis C. Poli has served as our Chief Legal Officer since December 2022. He also serves as Executive Vice President, General Counsel and Secretary of Cohen & Steers, Inc. and the Advisor, where he oversees the company’s legal and compliance department. Prior to joining Cohen & Steers in 2007, Mr. Poli was Managing Director, Chief Legal Officer and Director of U.S. compliance for Allianz Global Investors. Prior to that, he served as Vice President and Assistant General Counsel at J.P. Morgan & Co. and as an Associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli also serves as Assistant Secretary of each of Cohen & Steers’ U.S. registered open-end and closed-end funds, as a Director of Cohen & Steers Asia Limited, Cohen & Steers UK Limited, Cohen & Steers Japan Limited, Cohen & Steers Singapore Private Limited and Cohen & Steers SICAV and as a Director, President and Chief Legal Officer of Cohen & Steers Securities, LLC. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law. He is a member of the New York and Connecticut Bars and maintains Series 3, 7, 24 and 63 licenses.
There are no family relationships between or among any of the company’s directors and executive officers.

Cohen & Steers Income Opportunities REIT, Inc.	19	2025 Proxy Statement

Compensation of Directors and Executive Officers
Executive Officer Compensation
We are externally managed and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor. Our Advisory Agreement provides that the Advisor is responsible for managing our investment activities. Our executive officers do not receive any compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor for their services at Cohen & Steers and no additional compensation is received by such persons specifically for serving as our executive officers. We do not reimburse the Advisor for compensation it pays to our executive officers.
The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Advisor’s obligations to us. Accordingly, the Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, nor have our executive officers received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
Although we do not pay our executive officers any cash compensation, we pay fees to the Advisor and the performance participation to Cohen & Steers Income Opportunities REIT Special Limited Partner, LLC (the “Special Limited Partner”) as described below under “Certain Relationships and Related Transactions—Advisory Agreement.”
Director Compensation
Our non-employee directors receive an annual retainer of $125,000, consisting of $62,500 cash and a $62,500 grant of restricted Class I shares. Additionally, the Audit Committee chairperson receives an annual retainer of $15,000 and the chairperson of each of our Affiliate Transaction Committee and our Nominating Committee receives an annual retainer of $10,000. The annual grant of restricted shares is based on the most recently determined per share net asset value (“NAV”) of the company’s Class I shares as of the grant date and generally vests one year from the grant date.
We do not pay our directors additional fees for attending board or committee meetings. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending board and committee meetings.
Our directors who are employees of the Advisor or any of their subsidiaries do not receive additional compensation for serving on the Board or any of its committees. Messrs. Steers and Harvey are employees of the Advisor and officers of the Advisor and Sponsor.

Cohen & Steers Income Opportunities REIT, Inc.	20	2025 Proxy Statement

The following table sets forth the compensation paid by the company to our directors in fiscal 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Robert H. Steers	—	—	—
Joseph M. Harvey	—	—	—
Dana Roffman	72,502	62,498(2)	135,000
John W. Thiel	72,502	62,498(2)	135,000
W. Edward Walter	77,502	62,498(2)	140,000
(1) The amounts in this column reflect the aggregate grant date fair value of awards of restricted shares of Class I common stock calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”). Dividends on restricted share awards accrue monthly and are distributed to the recipients when the underlying award vests.
(2) Represents the grant date fair value of 6,044 restricted shares granted to each of Ms. Roffman and Messrs. Thiel and Walter on June 3, 2024.
Compensation Committee Interlocks and Insider Participation
We currently do not have a compensation committee of our Board because we do not pay any compensation to our officers. Our independent directors participate in the consideration of independent director compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Equity Compensation Plan Information
As of December 31, 2024, we did not have an equity compensation plan or individual compensation arrangements under which equity securities of the registrant are authorized for issuance. We award restricted shares to our directors as described under “Director Compensation.”
Prohibition against Hedging Transactions
Pursuant to our Insider Trading Policy, all directors and employees are prohibited from engaging in any transaction intended to hedge or minimize losses in the company’s securities.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not currently grant stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material non-public information.
In addition, during fiscal year 2024, we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Cohen & Steers Income Opportunities REIT, Inc.	21	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of April 3, 2025, information regarding the number and percentage of shares of our common stock owned by each director, our named executive officers, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. As of April 3, 2025, there were 16,453,261 Class P shares, 81,044 Class I shares and 99,343 Class F-I shares issued and outstanding.
Except as otherwise noted, each person exercises sole voting power or investment power over the shares of common stock beneficially owned by such person. The number of shares of common stock shown as beneficially owned by each director and executive officer was determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose and should not be interpreted as such. Beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that such person has the right to acquire within 60 days of April 3, 2025.

Name of Beneficial Owner†	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Shares Beneficially Owned(2)

Cohen & Steers Capital Management, Inc.(3)	7,066,736	42%
Robert H. Steers	—	*
Joseph M. Harvey	—	*
Dana Roffman(4), (5)	13,289	*
John W. Thiel(4), (6)	13,289	*
W. Edward Walter(4), (7)	23,318	*
James S. Corl	—	*
Arjun Mahalingam	4,746	*
All directors and executive officers as a group (9 persons)	54,641	*
†The address for each director and officer is c/o Cohen & Steers Income Opportunities REIT, Inc., 1166 Avenue of the Americas, New York, New York 10036.
*Represents less than 1%.
(1) All shares listed in the above table are Class I common stock unless otherwise noted in footnote (3).
(2) Percentage calculated based on the total number of shares outstanding across all of the company’s share classes.
(3) Includes 7,046,736 Class P shares and 20,000 Class I shares. The business address for Cohen & Steers Capital Management, Inc. is 1166 Avenue of the Americas, New York, New York 10036.
(4) Amount of common stock beneficially owned includes 6,044 restricted shares of Class I common stock granted on June 3, 2024 in accordance with the company’s independent director compensation policy, which shares vest and become non-forfeitable on June 3, 2025. Also includes shares of common stock received pursuant to the company’s distribution reinvestment plan in respect of unvested restricted share awards, which remain subject to forfeiture until the vesting date of the underlying award grant.

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(5) Amount of common stock beneficially owned includes 7,245 shares of Class I common stock held by the Dana Roffman Revocable Trust of which Ms. Roffman serves as trustee.
(6) Amount of common stock beneficially owned includes 7,245 shares of Class I common stock held by the John W. Thiel Revocable Trust of which Mr. Thiel and an immediate family member serve as trustees.
(7) Amount of common stock beneficially owned includes 10,029 shares of Class I common stock held by Willjen2 LLC, a limited liability company of which Mr. Walter is the sole manager.

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Certain Relationships and
Related Transactions
The following describes all transactions during the year ended December 31, 2024 and currently proposed transactions involving us, our directors, our Advisor, our Sponsor and any affiliate thereof.
Our Relationship with the Advisor and Cohen & Steers
We are externally managed by our Advisor, Cohen & Steers Capital Management, Inc. All of our officers and directors, other than the independent directors, are employees of the Advisor. We have and will continue to have certain relationships with the Advisor and its affiliates.
Advisory Agreement
Our Board at all times has oversight and policy-making authority with respect to us and the Operating Partnership, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement, the Board has delegated to the Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We believe that the Advisor currently has sufficient staff and resources to be capable of fulfilling its duties set forth in the Advisory Agreement.
Services
Pursuant to the Advisory Agreement, the Advisor is responsible for, among other things:
•serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;
•sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our Board;
•with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;
•providing us with portfolio management and other related services;
•serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and
•engaging and supervising various service providers on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense.
The summary of the Advisor’s services is provided to illustrate the material functions that the Advisor performs for us and it is not intended to include all of the services that may be provided to us by the Advisor or third parties.

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Term and Termination Rights
The term of the Advisory Agreement is for one year, subject to renewals by the Board for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement.
The Advisory Agreement may be terminated:
•immediately by us (i) for “cause,” (ii) upon the bankruptcy of the Advisor or (iii) upon a material breach of the Advisory Agreement by the Advisor;
•upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or
•upon 60 days’ written notice by the Advisor.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor under the Advisory Agreement.
Although the Advisory Agreement may be terminated upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors, third parties with whom we may contract, such as lenders or joint venture partners, may require us to obtain their consent to replace the Advisor or otherwise trigger repayment under our loan or credit agreements or trigger change of control restrictions in joint venture agreements that may include buy/sell rights, a loss of governance rights in the joint venture or other adverse consequences.
In the event the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our Board in making an orderly transition of the advisory function. Further, in the event the Advisory Agreement is terminated, we must repay Cohen & Steers any funds drawn related to amounts invested by Cohen & Steers.
Management Fee
As compensation for its services provided pursuant to the Advisory Agreement, we will pay the Advisor a management fee of 1.25% of NAV per annum for Class T shares, Class S shares, Class D shares and Class I shares; 1.00% of NAV per annum for the founder shares; 0.90% of NAV per annum for Class P shares (lower management fees will apply if amounts invested in Class P shares exceed certain thresholds, calculated excluding the amounts invested by Cohen & Steers), in each case, payable monthly and before giving effect to any accruals for the management fee, the stockholder servicing fees and any applicable performance participation allocation. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Advisor a management fee equal to 1.25% of the NAV per annum of the Operating Partnership attributable to such Class T, Class S, Class D and Class I units; 1.00% of the NAV per annum of the Operating Partnership attributable to such Class F-T, Class F-S, Class F-D and Class F-I units; 0.90% of NAV per annum for Class P units (lower management fees will apply if amounts invested in Class P units exceed certain thresholds, calculated excluding the amounts invested by Cohen & Steers), in each case, payable monthly. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares.
The management fee may be paid, at the Advisor’s election, in cash, Class P shares or Class I shares or Class P units or Class I units in the Operating Partnership. The Advisor’s ability to elect to receive shares of our common stock or Operating Partnership units serves as a benefit to us for cash management purposes and further aligns the Advisor’s interests with our stockholders.

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The Advisor agreed to waive its management fee in connection with our public offering through April 30, 2025. Accordingly, we incurred no management fee expense during the year ended December 31, 2024.
Performance Participation
So long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 10% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined in the prospectus related to our public offering). Such allocations will be paid annually and accrue monthly. The performance participation interest is not paid on the Class P units. The performance participation interest may be paid, at the Special Limited Partner’s election, in cash, Class I units or any other unit of the Operating Partnership.
During the year ended December 31, 2024, the company accrued $7 thousand of performance participation allocation.
Expense Reimbursement
Under the Advisory Agreement, and subject to the limitations described below under “—Reimbursement by the Advisor,” our Advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf; provided that the Advisor is responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Advisor or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Advisor incurs in connection with the services it provides to us related to (i) legal, accounting, printing, mailing and subscription processing fees and other expenses attributable to our organization, the registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Advisor, (ii) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (iii) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (iv) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities.
The Advisor has agreed to advance all of our organization and offering expenses on our behalf through the earlier of (i) December 31, 2025 or (ii) the month that our aggregate NAV is at least $1.0 billion. We will reimburse the Advisor for all such advanced expenses ratably over a 60-month period following such date, and we will reimburse the Advisor for any additional organization and offering expenses that it incurs on our behalf as and when incurred. The Advisor had incurred approximately $8.4 million of organization and offering expenses on our behalf as of December 31, 2024.
In the event that Cohen & Steers Capital Management, Inc. is terminated as our Advisor, it would be entitled to full reimbursement of the organization and offering expenses it incurred on our behalf at such time.

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General and Administrative Expenses
Pursuant to an Expense Limitation and Reimbursement Agreement among us, the Operating Partnership and the Advisor (the “Expense Limitation and Reimbursement Agreement”), through December 31, 2025, the Advisor has contractually agreed to waive its fees and/or reimburse expenses on our behalf so that the Specified Expenses (as defined below) will not exceed 0.50% of net assets (annualized). The company has agreed to repay these amounts, when and if requested by the Advisor, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Advisor waived or reimbursed such fees or expenses. Any Excess Expense (as defined in the Expense Limitation and Reimbursement Agreement) will not be recognized as an expense until it is probable that the company will reimburse the Advisor for such cost. This arrangement cannot be terminated prior to December 31, 2025 without the consent of our Board, including a majority of independent directors. “Specified Expenses” includes all expenses attributable to the company’s operations, excluding organizational and offering costs, and the following exceptions: (i) the management fee, (ii) the performance participation interest, (iii) the stockholder servicing fees, (iv) property level expenses, (v) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vi) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the company), (vii) taxes, and (viii) extraordinary expenses (as determined in the sole discretion of the Advisor).
We incurred general and administrative expenses (other than stock compensation expense) of approximately $2.0 million during the year ended December 31, 2024, and $1.7 million of such expenses were reimbursable by the Advisor as Specified Expenses that exceeded 0.50% of net assets (annualized) pursuant to the Expense Limitation and Reimbursement Agreement.
Reimbursement by the Advisor
The Advisor reimburses us for any expenses that cause our “total operating expenses” in any four consecutive fiscal quarters to exceed the greater of: (i) 2% of our Average Invested Assets or (ii) 25% of our Net Income.
•“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the management fee and the performance participation , but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our common stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our Charter, (vi) acquisition fees and acquisition expenses, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property), including property-level expenses incurred at each property;
•“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages, real estate-related debt and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period; and
•“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges, such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

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Notwithstanding the foregoing, to the extent that our “total operating expenses” exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Advisor would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our “total operating expenses” for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Advisor and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors or a committee of the board.
For the year ended December 31, 2024, we were in compliance with this requirement and our Total Operating Expenses were 0.4% of Average Invested Assets and 13.0% of Net Income.
Independent Directors’ Review of Advisor Compensation
Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our Charter. In the event that there is an increase in the compensation payable to the Advisor or its affiliates following approval by our independent directors and subject to the other limitations in the Advisory Agreement and our Charter, we will disclose such increase in a current report, to the extent that such disclosure would be required pursuant to such report, or in a periodic report, and in a prospectus supplement, if the change occurred during the period of our public offering. We may also evaluate whether seeking stockholder consent would be prudent depending on the nature of the change. Our independent directors supervise the performance of the Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:
•the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;
•the success of the Advisor in generating investments that meet our investment objectives;
•rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;
•additional revenues realized by the Advisor and its affiliates through their advisory relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspective and other fees, whether paid by us or by others with whom we do business (including the performance participation allocation paid to the Special Limited Partner);
•the quality and extent of the services and advice furnished by the Advisor;
•the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•the quality of our portfolio in relationship to the investments generated by the Advisor for its own account.
In addition to the management fee, performance participation and expense reimbursements, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.

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Cohen & Steers’ Commitment
On October 3, 2022, we were capitalized with a $200,000 investment by the Advisor in exchange for 20,000 Class I shares. The Advisor may not sell any of these shares during the period the Advisor or an affiliate of Cohen & Steers serves as our advisor. Subsequent to our initial capitalization and pursuant to a subscription letter, dated January 24, 2023, Cohen & Steers has committed to invest an aggregate of $125.0 million through the Advisor in Class P shares (less the $200,000 initial capitalization), to facilitate the acquisition of our investments. Cohen & Steers agreed to purchase Class P shares at a purchase price equal to the most recently determined transaction price for the Class P Shares (which is generally equal to the prior month’s NAV per share for such Class P shares) on such dates and in such amounts (not to exceed in the aggregate the amount of the commitment) as determined by us in our sole discretion. As of March 13, 2025, approximately $49.7 million of the Advisor’s $124.8 million commitment to purchase Class P Shares remains outstanding.
Dealer Manager Agreement
We entered into a Dealer Manager Agreement with Cohen & Steers Securities, LLC (the “Dealer Manager”) pursuant to which the Dealer Manager agreed, among other things, to manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of our public offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Upfront Selling Commissions and Dealer Manager Fees
Subject to certain discounts described in the prospectus, the Dealer Manager will be entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T and Class F-T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers; provided that the sum will not exceed 3.5% of the transaction price. Subject to certain limitations described in the prospectus, the Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S and Class F-S share sold in the primary offering, and the Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D and Class F-D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or re-allowed (paid) to, participating broker-dealers.
There were no upfront selling commissions or dealer manager fees paid during the year ended December 31, 2024.
Stockholder Servicing Fees —Class T, Class S, Class D, Class F-T, Class F-S and Class F-D Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T and Class F-T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T and Class F-T shares, consisting of an investment professional stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T and Class F-T shares, however, with respect to Class T and Class F-T shares sold through certain participating broker-dealers, the investment professional stockholder servicing fee and the dealer stockholder servicing fee may be other amounts; provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S and Class F-S shares equal to 0.85% per annum of the aggregate NAV of our

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outstanding Class S and Class F-S shares and (iii) with respect to our outstanding Class D and Class F-D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D and Class F-D shares. We will not pay a stockholder servicing fee with respect to our outstanding Class P, Class I and Class F-I shares. The stockholder servicing fees are selling commissions paid over time. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged.
The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will re-allow (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class T shares, Class S shares, Class D shares, Class F-T shares, Class F-S shares and Class F-D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share, Class D share, Class F-T share, Class F-S share or Class F-D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T and Class F-T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T and Class F-T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class T share, Class S share, Class D share, Class F-T share, Class F-S share or Class F-D share will convert into a number of Class I or Class F-I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T or Class F-T share (in the case of a limit of 8.75% of gross proceeds) or Class S or Class F-S share over approximately seven years from the date of purchase and with respect to a Class D or Class F-D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share, Class S share, Class F-T share or Class F-S share would total approximately $0.56 and with respect to a Class D or Class F-D share would total approximately $0.74.
We did not pay stockholder servicing fees to the Dealer Manager for the year ended December 31, 2024.
Other Compensation Paid to our Dealer Manager
We or the Advisor may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and stockholder servicing fees).
Neither we nor the Advisor paid the Dealer Manager for any organization and offering costs for the year ended December 31, 2024.

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Fees Paid to Affiliates of the Advisor
We may retain certain of the Advisor’s affiliates, from time to time, for services relating to our investments or our operations, which may include any accounting and auditing services (including valuation support services), administrative services and other similar operational matters. Any fees paid to the Advisor’s affiliates for any such services will not reduce the management fee. Any such arrangements will be on arm’s-length terms and at competitive market rates.
Indemnification Agreements with Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Charter. We also maintain a directors and officers insurance policy.
Related Party Transaction Policy
Our Board recognizes the fact that transactions with related parties may present risks of conflicts or the appearance of conflicts of interest and has adopted a written policy on transactions with related parties. Under the policy, a committee of our Board composed solely of independent directors who are disinterested or the disinterested members of our Board must review and approve or ratify any “related party transaction.” Until further notice, our Board has designated the Affiliate Transaction Committee to serve as such committee. For purposes of the policy, a “related party transaction” is any transaction (i) that is reportable by the company under Item 404(a) of Regulation S-K, (ii) in which the company was or will be a participant, (iii) in which the amount involved exceeds $120,000 (or such other amount provided for under Item 404(a) of Regulation S-K) and (iv) in which any related party had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. In addition, a “related party transaction” does not include compensation to a director if such compensation is reported pursuant to Item 402(k) of Regulation S-K. A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships.
For the avoidance of doubt, the investment by a Related Person (as such term is defined in Item 404(a) of Regulation S-K) (i) in company shares (or repurchase thereof through the company’s share repurchase plan) or (ii) in or alongside of any other investment fund, investment company or investment vehicle managed by the Advisor or any of its subsidiaries or accounts the Advisor manages, shall in each case not constitute such a material transaction or relationship so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available on an arm’s length basis.
Notwithstanding the foregoing, indemnification payments and advancement of expenses made pursuant to the company’s Charter or Bylaws or pursuant to any agreement or instrument, including, without limitation, the Advisory Agreement, shall be deemed to have been approved in accordance with the policy and, accordingly, shall not be required to be further presented to the Affiliate Transaction Committee or the disinterested members of our Board for its or their review, consideration and subsequent approval.

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In addition, in connection with any approval or ratification of a related party transaction involving a non-employee director or nominee for director, the Committee or disinterested directors, as applicable, should consider whether such transaction would compromise such director’s status as: (i) an independent director under the Charter and Corporate Governance Guidelines; (ii) a “non-employee director” under Rule 16b-3 under the Exchange Act, if such non-employee director serves on, if applicable, a compensation committee or similar committee of our Board; or (iii) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of our Board.
In reviewing a related person transaction or proposed related person transaction, the Affiliate Transaction Committee or disinterested directors, as applicable, shall consider all relevant facts and circumstances, including without limitation:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction;
•the importance of the transaction both to the company and the related person;
•whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the company;
•whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the company with non-related persons, if any; and
•any other matters that management or the Affiliate Transaction Committee or disinterested directors, as applicable deem appropriate.
Report of the Affiliate Transaction Committee
The Affiliate Transaction Committee, composed entirely of our independent directors, has examined the material terms, factors and circumstances surrounding the transactions described above and has determined that all such transactions are fair and reasonable to us. The Affiliate Transaction Committee has reviewed our policies described herein, in the Annual Report on Form 10-K and in the registration statement related to our ongoing public offering, as well as other policies previously reviewed and approved by our Board, and determined that they are in the best interests of our stockholders because they increase the likelihood that we will be able to implement and execute our business objectives while appropriately addressing conflicts of interests that may arise.
The Affiliate Transaction Committee of the Board
Dana Roffman (chairperson)
John W. Thiel
W. Edward Walter

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Proposal Two
Ratification of the Appointment of
Independent Registered Public Accounting Firm
At its meeting on March 13, 2025, the Audit Committee appointed Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025. We have been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Charter or otherwise, but the Board believes that it is desirable to submit this matter to the company’s stockholders. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Principal Accountant Fees and Services
Aggregate fees for professional services provided by Deloitte & Touche LLP and its affiliates for the 2024 and 2023 fiscal years are set forth below.

	2024 ($)	2023 ($)

Audit Fees(1)	336,000	286,317
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,063	2,063
Total	338,063	288,380
(1) Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and review of SEC registration statements.
(2) All other fees include amounts billed to us for accounting research tools.
The Audit Committee of our Board of Directors was advised that there were no services provided by Deloitte & Touche LLP that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair Deloitte from maintaining its independence as our independent auditor and concluded that it was independent.

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Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted an Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”). In accordance with the Pre-Approval Policy, all audit and permissible non-audit services performed by Deloitte & Touche LLP during the year ended December 31, 2024 were pre-approved by the Audit Committee, upon the conclusion of the Audit Committee that the provision of such services by Deloitte & Touche LLP did not impair its independence in the conduct of its auditing functions.
At least annually, the Audit Committee reviews and pre-approves audit, audit-related, tax and all other services that the company expects to be performed by its independent registered public accounting firm for such fiscal year. The term of any pre-approval lasts until the later of (i) twelve months from the date of pre-approval unless the Audit Committee specifically provides for a different period and (ii) the next annual services engagement of the independent auditor is pre-approved.
The Audit Committee has authorized its chairperson to pre-approve any services that were not pre-approved by the Audit Committee. The Audit Committee must ratify any such pre-approvals at its next scheduled quarterly meeting. However, if fees for any one service exceed $100,000 or if fees for multiple services exceed $250,000 in the aggregate during any quarter, pre-approval by the chair of the additional services is required to be communicated to the Audit Committee prior to its next scheduled quarterly meeting. In the event the Audit Committee determines not to ratify a pre-approved service, the independent auditor must cease all work on the engagement in question until the appropriate approval is received.
VOTE

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025.

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Report of the Audit Committee
The Board has appointed an Audit Committee composed of three directors, each of whom is independent under the NYSE listing standards, our Charter and Rule 10A-3 under the Exchange Act applicable to boards of directors in general and audit committees in particular. Messrs. Walter and Thiel and Ms. Roffman are each qualified as an “audit committee financial expert” as that term is defined by SEC rules.
The Board has adopted a written charter for the Audit Committee. A copy of that charter is available on the company’s website at www.cnsreit.com under “Investor Relations–Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the Audit Committee’s responsibility to prepare the company’s financial statements, to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Management is responsible for preparing the company’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The company’s independent registered public accounting firm is responsible for auditing the company’s financial statements and expressing an opinion as to whether those audited financial statements fairly present the company’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.
The Audit Committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2024 with management and Deloitte & Touche LLP, the company’s independent registered public accounting firm.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates did not impair Deloitte & Touche LLP’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
In accordance with, and to the extent permitted by SEC rules, the information contained in the Report of the Audit Committee shall not be incorporated by reference into any of the company’s future filings made under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
Audit Committee Members
W. Edward Walter (chairperson)
Dana Roffman
John W. Thiel

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Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders
Pursuant to the requirements of Rule 14a-8 under the Exchange Act, to be considered for inclusion in the company’s proxy statement and proxy card for the company’s 2026 Annual Meeting of Stockholders, a stockholder proposal must be received by the company at its principal executive offices at 1166 Avenue of the Americas, New York, New York 10036 by December 18, 2025. All proposals should be sent to the attention of the Corporate Secretary.
In addition, our Bylaws set forth certain advance notice procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or nominate candidates for election to the Board at an annual meeting of stockholders. Such procedures require that the stockholder give timely written notice to the company’s Corporate Secretary. To be considered timely, such notice must be delivered to the company’s principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting, provided that in the event the date of the annual meeting is advanced or delayed more than 30 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 150th day prior to and not later than the close of business on the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and 2024 annual report to stockholders by written request addressed c/o Cohen & Steers Income Opportunities REIT, Inc., 1166 Avenue of the Americas, New York, New York 10036, Attention: Corporate Secretary.

Cohen & Steers Income Opportunities REIT, Inc.	36	2025 Proxy Statement

Annual Report
Our 2024 annual report to stockholders, which includes our Form 10-K, is being concurrently made available for distribution to our stockholders.
We file annual, quarterly and current reports and all amendments to these reports and other information with the SEC. Stockholders may obtain copies of our filings, free of charge, from the website maintained by the SEC at www.sec.gov or from our website at www.cnsreit.com. In addition, we will provide free of charge to each stockholder upon written request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including our consolidated financial statements, schedules and list of exhibits). Requests for copies should be addressed c/o Cohen & Steers Income Opportunities REIT, Inc., 1166 Avenue of the Americas, New York, New York 10036, Attention: Corporate Secretary.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our 2024 annual report to stockholders are not part of the proxy solicitation materials.
Other Matters
The Board knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, any proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.
By Order of the Board of Directors,
Francis C. Poli
Chief Legal Officer

Cohen & Steers Income Opportunities REIT, Inc.	37	2025 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
Annual Meeting of Stockholders
June 26, 2025 at 9:00 a.m. New York time
This proxy is solicited by the Board of Directors

The undersigned appoints Francis C. Poli and Brian W. Heller, and each of them, as proxies, each with full power of substitution, to vote at the Annual Meeting of Stockholders to be held on June 26, 2025 beginning at 9:00 a.m. New York time via live audio webcast at www.virtualshareholdermeeting.com/CNSREIT2025 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC. 1166 AVENUE OF THE AMERICAS NEW YORK, NY 10036
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees:	For	Against	Abstain
1a. Robert H. Steers	☐	☐	☐
1b. Joseph M. Harvey	☐	☐	☐
1c. Dana Roffman	☐	☐	☐
1d. John Thiel	☐	☐	☐
1e. W. Edward Walter	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.					For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)	Date